EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with Amendment No. 1 to the Annual Report of Excellency Investment Realty Trust, Inc. (the "Registrant") on Form 10-KSB for the year ending December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), I, David Mladen, President, Chief Executive Officer and Director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1)      The Annual Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.



By:  /s/ David Mladen
     --------------------------------------------
     David Mladen
     President, Chief Executive Officer
     and Director (Principal Executive, Financial
     and Accounting Officer)
     Dated this 20th day of August, 2007